UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 23, 2006


                             DYNADAPT SYSTEM, INC.
                         -------------------------------
                              (Name of Registrant)

                  Colorado                             84-1491159
         ------------------------                    --------------------
         (State of incorporation)                    (I.R.S. Employer
                                                     Identification No.)


             Suite 200 E, 10200 W. 44th Ave, WheatRidge, CO 80033
         -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 940-2090



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

This 8K/A amends the 8K filed on August 23, 2006 as to Item 4.02 only.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

As of August 23, 2006, the Company is considering whether to restate the financial statements for the year ended April 30, 2006, as contained in consolidated pro forma filed 8K dated May 3, 2006 and audited 10K financial statements. The issue identified is whether any goodwill should have been recognized in the consolidation/reverse acquisition of Sun River Energy, Inc. The Company is considering whether or not goodwill should have been recognized in the transaction under GAAP and that the assets received from an affiliate should be reflected in the balance sheets solely a predecessor basis with no goodwill recognized.

The authorized officers have discussed this matter with the independent auditors for the Company and a consensus was reached that disclosure should be made of the issue relating to the previously issued financial statements dated April 30, 2006 as to non-reliance as of August 23, 2006

The independent accountants are reviewing GAAP literature and the presentation with accounting personell from the Company. The authorized officers have discussed with the independent accountant the matters disclosed in the filing pursuant to Item 4.02(b).

This disclosure is being provided to the independent accountant on August 23, 2006, pursuant to Item 4.02(c) and the accountant is requested to furnish a letter to registrant stating whether the independent accountant agrees with the statements made by the Registrant in response to Item 4.02.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           DYNADAPT SYSTEM, INC.
                    ----------------------------------------
                                  (Registrant)

                             Dated: August 28, 2006

                                /s/Wesley Whiting
             ------------------------------------------------------
                            Wesley Whiting, President